UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   October 22, 2007

Harris Interactive Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Corporate Woods, Rochester , New York	14623

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   585-272-8400

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.
Important information regarding Proposal 2 to be voted on at the 2007 Annual Meeting of Stockholders of Harris Interactive Inc.
At the annual meeting of stockholders of the Company to be held on October 30, 2007, stockholders are being asked to approve the 2007 Long Term Incentive Plan. This proposal is more fully described in the Company’s Proxy Statement on form DEF14A filed with the Securities Exchange Commission on September 12, 2007.
Commitment to Limit Grants in Fiscal 2008, 2009 and 2010 Made Under the 2007 Long-Term Incentive Plan
The Harris Interactive Board of Directors commits to its stockholders that for fiscal years 2008, 2009 and 2010, the Board will limit the number of shares granted via equity-based awards to employees (whether under the 2007 Long Term Incentive Plan, if approved by the stockholders, or other plans) to an average of 2.7% of the total shares of our common stock outstanding at the end of the Company’s three fiscal years 2008, 2009 and 2010. The Board will apply the following formula: (fiscal 2008% + fiscal 2009% + fiscal 2010%) ÷ 3 years ≤ 2.7%. (For purposes of calculating the total number of shares granted in a year, each share of restricted stock granted will count as equivalent to two option shares.) The current three-year average burn rate for the Company’s media industry peer group (GICS 2540) as calculated by RiskMetrics Group (formerly Institutional Shareholder Services, “ISS”), is 2.7%. As reference, the Company’s burn rate as calculated by ISS for fiscal year 2006 was 1.86%, and for fiscal year 2007 was 2.03%.
As a result of the commitment of the Board of Directors, ISS now recommends a vote “FOR” Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.
October 23, 2007	By:	/s/ Ronald E. Salluzzo
		Name:	Ronald E. Salluzzo
		Title:	Chief Financial Officer and Corporate Secretary